THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT This Third Amendment to the Amended and Restated Revolving Credit Agreement (the “Amendment”) is made as of January __, 2023 (the “Effective Date”), by and between Titan Machinery, Inc. (“Company”) and CNH Industrial Capital America LLC (“Lender”). WHEREAS, Lender and Company are parties to various and sundry instruments, documents and agreements of various dates pursuant to which Lender has provided certain financing accommodations to Company (collectively, the “Financing Agreements”), including without limitation that certain Amended and Restated Revolving Credit Agreement dated November 30, 2018 (the “Revolving Credit Agreement”) as amended from time to time; and WHEREAS, Lender and Company now desire to further amend certain terms and conditions of the Revolving Credit Agreement as amended and as provided herein; NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Company hereby represent, warrant covenant and agree as follows: 1. Recitals. Company represents, warrants and agrees that the Recitals set forth above are accurate, true and correct and that the Recitals are hereby made an integral part of this Amendment. 2. Capitalized Terms. Capitalized terms not otherwise defined in this Amendment shall have their respective meanings provided in the Revolving Credit Agreement as amended. 3. Interest Rate. Commencing February 1, 2023, the interest rate applicable to any Revolving Credit Note and any Revolving Loan Advances shall be a per annum variable rate equal to 2.75% above the Prime Rate. 4. Term. As of the Effective Date, the Termination Date for the Revolving Credit Facility (as defined in the Revolving Credit Agreement) set forth in Section 1.5 shall be and hereby is amended and extended to February 1, 2025. 5. No Other Amendments. Except as amended hereby, all of the terms and conditions of the Revolving Credit Agreement are hereby affirmed, confirmed and ratified in their entirety. IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Amended and Restated Revolving Credit Agreement dated November 30, 2018 as amended to be duly executed as of the Effective Date. CNH INDUSTRIAL CAPITAL AMERICA LLC TITAN MACHINERY, INC. By: /s/ Chris Maki By: /s/ Robert Larsen Name: Chris Maki Name: Robert Larsen Title: Strategic Accounts Manager Title: CFO